UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 10, 2016
Date of Report (Date of Earliest Event Reported)

OAKRIDGE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-01937	41-0843268
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 West Ontario Street, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

(312) 505-9267
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On November 10, 2016, in connection with that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of June 20, 2016, by and among Oakridge Holdings, Inc., a Minnesota corporation (“Oakridge”), Stinar HG, Inc., a Minnesota corporation and wholly owned subsidiary of Oakridge (“Stinar”), and Kruckeberg Industries, LLC, a Delaware limited liability company (“Kruckeberg”), Stinar and Kruckeberg executed a Management Agreement (the “Agreement”) whereby Kruckeberg will provide certain operational management, sales and marketing, administrative, financial and strategic analysis services for Stinar for an initial term of up to five (5) years.  As compensation for the services, Stinar will pay Kruckeberg a monthly management fee (the “Management Fee”) comprised of both (i) hours worked by Kruckeberg’s employees at the rates contained in the Agreement, and (ii) fifty percent (50%) of the increase in gross margin on completed business for the month, compared to the prior month; provided, however, that the minimum monthly Management Fee will be $40,000 and the maximum will be $150,000.

The Management Fee will be paid as follows: (i) upon closing of the transaction contemplated by the Purchase Agreement, the Management Fee will offset the Purchase Price (as defined in the Purchase Agreement) payable under Section 2.2(a) of the Purchase Agreement, first offsetting the direct cash payment, and then offsetting the escrow amount; or (ii) if such transaction does not close prior to the termination of the Agreement, in cash within fifteen (15) days of the effective date of such termination.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Additional Information and Where You Can Find It

In connection with the proposed acquisition and related transactions, Oakridge will file with the Securities and Exchange Commission (the “SEC”) a proxy statement and relevant documents concerning the proposed transactions. Investors and security holders of Oakridge are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Oakridge, the Purchase Agreement, the transactions contemplated by the Purchase Agreement and related matters. The proxy statement (when it becomes available) and any other documents filed by Oakridge with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.
Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits.

10.1Management Agreement, executed as of November 10, 2016, by and between Stinar HG, Inc. and Kruckeberg Industries, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                                                                      OAKRIDGE HOLDINGS, INC.

Date:  November 10, 2016                                        /s/ Robert C. Harvey
                                                                                                      Robert C. Harvey
                                                                                                      President, Chief Executive Officer, Chief Financial
                                                                                                      Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.1	Management Agreement, executed as of November 10, 2016, by and between Stinar HG, Inc. and Kruckeberg Industries, LLC.	Filed Electronically.